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                                                                      EXHIBIT 11



                               AHL SERVICES, INC.

                    COMPUTATION OF PRIMARY EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER-SHARE DATA)
                                   (UNAUDITED)

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

                                                                                                         THREE MONTHS ENDED
                                                                                                              MARCH 31,
                                                                                                        -------------------
                                                                                                          1997       1996
                                                                                                        ------     --------

Net Income Applicable to Common Stock                                                                   $  651     $  365
                                                                                                        ======     ======

Weighted Average Shares
         Primary:
         Common Shares                                                                                   8,492      8,353
         Common share equivalents applicable to
           stock options and warrants outstanding                                                          181        204
                                                                                                        ------     ------

Weighted average common and common equivalent shares
         outstanding during the period                                                                   8,673      8,557
                                                                                                        ======     ======

Per Share Amount                                                                                        $  .08     $  .04
                                                                                                        ======     ======
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